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                                                                    Exhibit 24.1

                                Power of Attorney

       KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Kenneth H. Koch and John R. Schwab and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Inrange Technologies Corporation Annual Report on Form 10-K and any amendments thereto, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2002, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or tier or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: March 28, 2003

   /s/ Kenneth H. Koch                        /s/ John B. Blystone
-----------------------------------------     ----------------------------------
             Kenneth H. Koch                             John B. Blystone
   President and Chief Executive Officer              Chairman of the Board
               Director

   /s/ Lewis M. Kling                         /s/ Patrick J. O'Leary
-----------------------------------------     ----------------------------------
            Lewis M. Kling                             Patrick J. O'Leary
               Director                                    Director

   /s/ Robert B. Foreman                      /s/ Bruce J. Ryan
-----------------------------------------     ----------------------------------
          Robert B. Foreman                             Bruce J. Ryan
               Director                                    Director

   /s/ Christopher J. Kearney                 /s/ David B. Wright
-----------------------------------------     ----------------------------------
        Christopher J. Kearney                          David B. Wright
               Director                                    Director

   /s/ Charles K. Carson
-----------------------------------------
          Charles K. Carson
               Director

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